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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             PEGASUS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        75-2605174
      (State of incorporation                              (I.R.S. Employer
          or organization)                                Identification No.)

3811 TURTLE CREEK BOULEVARD, SUITE 1100
           DALLAS, TEXAS                                         75219
(Address of principal executive offices)                      (Zip Code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box: [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box: [ ]

                          Securities to be registered
                     pursuant to Section 12(b) of the Act:

                                      NONE

                          Securities to be registered
                     pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


         The information set forth under the heading "Description of Capital Stock" in the prospectus that is part of the Registration Statement, as amended, on Form S-1 originally filed by Pegasus Systems, Inc. (the "Company") on June 5, 1997 (Registration No. 333-28595) is hereby incorporated by reference.


ITEM 2.  EXHIBITS

The following exhibits are filed with the Commission:

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
3.1      The Company's Amended and Restated Certificate of Incorporation.

3.2      The Company's Amended and Restated Bylaws.

3.3      The Company's Second Amended and Restated Certificate of Incorporation.

3.4      The Company's Second Amended and Restated Bylaws.

4.1      [Intentionally Omitted]

4.2      Specimen of the Company's Common Stock, $.01 par value per share.

4.3 Rights Agreement dated June 25, 1996 by and among the Company and certain holders of capital stock of the Company named therein.

4.4      Common Stock Purchase Warrant issued to Holiday Hospitality
         Corporation.
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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Pegasus Systems, Inc.


                                        By:   /s/ Ric L. Floyd
                                           ----------------------------------
                                              Ric L. Floyd, Attorney-in-Fact



Date:   August 1, 1997
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                                EXHIBIT INDEX

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
  3.1    The Company's Amended and Restated Certificate of Incorporation.

  3.2    The Company's Amended and Restated Bylaws.

  3.3    The Company's Second Amended and Restated Certificate of Incorporation.

  3.4    The Company's Second Amended and Restated Bylaws.

  4.1    [Intentionally Omitted]

  4.2    Specimen of the Company's Common Stock, $.01 par value per share.

  4.3 Rights Agreement dated June 25, 1996 by and among the Company and certain holders of capital stock of the Company named therein.

  4.4    Common Stock Purchase Warrant issued to Holiday Hospitality
         Corporation.